Exhibit 99.1

SETTLEMENT AGREEMENT

THIS SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of February 16, 2017, by and among the entities listed on Exhibit A (collectively, the “Ashford Entities”) and Sessa Capital (Master), L.P., a Cayman Islands exempted limited partnership, Sessa Capital GP, LLC, a Delaware limited liability company, Sessa Capital IM, L.P., a Delaware limited partnership, Sessa Capital IM GP, LLC, a Delaware limited liability company, and John Petry (collectively, “Sessa” and, together with the Ashford Entities, the “Parties”).

WHEREAS, as of the date hereof, Sessa is the Beneficial Owner (as defined below) of 2,210,427 shares of Common Stock, par value $0.01 (the “Common Stock”), of Ashford Hospitality Prime, Inc. (“AHP” or the “Company”);

WHEREAS, Sessa, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers and Chris D. Wheeler, and certain of the Ashford Entities, as well as Monty J. Bennett, Douglas A. Kessler, Stefani D. Carter, Curtis B. McWilliams, W. Michael Murphy, Matthew D. Rinaldi, and Andrew L. Strong, are presently parties to certain litigation entitled Ashford Hospitality Prime v. Sessa Capital (Master), L.P. et al., C.A. Nos. 3:16-cv-00527-N and 3:16-cv-00713-N (N.D. Tex.) (the “Bylaws Litigation”);

WHEREAS, Monty J. Bennett, John E. Petry and Andrew Moin are currently parties to a Rule 202 Petition filed in the 173rd District Court in Henderson County Texas, Case No. CV16-0427-173 (the “202 Petition”);

WHEREAS, Ashford Inc., Ashford Hospitality Advisors LLC and Sessa, Lawrence A. Cunningham, Philip B. Livingston, Daniel B. Silvers and Chris D. Wheeler are presently parties to certain litigation entitled Ashford Inc., et al. v. Sessa Capital (Master), L.P., et al., C.A. No. 3:16-cv-1566N (N.D.Tex.) (the “AINC Litigation” and, together with the Bylaws Litigation and the 202 Petition, the “Litigation”);

WHEREAS, Sessa has taken material steps in furtherance of the nomination of a slate of individuals for election as directors at the 2017 Annual Meeting of Stockholders of AHP (the “2017 Annual Meeting”);

WHEREAS, as of the date hereof, each of the Company and Sessa has determined that it is in their best interests to enter into this Agreement with respect to the composition of AHP’s Board of Directors (the “AHP Board”), the Litigation and certain other matters, as provided in this Agreement;

WHEREAS, the defendants in each Litigation have denied, and continue to deny, all allegations of wrongdoing, fault, liability or damage to the plaintiffs in each Litigation; deny that they breached any fiduciary duties or engaged in any violation of law; deny that they acted improperly in any way; believe that they acted properly at all times; and maintain they committed no other breach of duty;

WHEREAS, on January 24, 2017, the Company announced that it has entered into a Fourth Amended and Restated Advisory Agreement with Ashford Inc. and the other parties thereto (the “Amended Advisory Agreement”), which is subject to approval by AHP stockholders and amends and restates the Third Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and among the Company, Ashford Inc. and the other parties thereto (the “Current Advisory Agreement”);

WHEREAS, notwithstanding the foregoing, the parties wish to settle the Litigation, including due to the time and expense that would be incurred by further litigation and the uncertainties inherent in such litigation; and

WHEREAS, as of the date hereof, Sessa has agreed to take certain actions and refrain from taking certain actions with respect to any of the Ashford Entities, including refraining from the delivery of its nomination notice in furtherance of seeking the election of a slate of director candidates at AHP’s 2017 Annual Meeting, on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.  Board Composition and Related Matters.

(a) AHP agrees that, upon execution of this Agreement, the AHP Board shall take the following actions:

(i) The AHP Board shall take all necessary actions (including by increasing the size of the AHP Board) to appoint to the AHP Board two (2) of the five (5) individuals who Sessa previously sought to nominate as directors of the Company (such appointees, each an “Independent Designee” and together the “Independent Designees”).  The AHP Board shall make its determination and appoint the Independent Designees to the AHP Board within two (2) weeks of the date of this Agreement.

(ii) Promptly following the execution of this Agreement, AHP and Sessa shall cooperate in good faith to agree upon one (1) additional director to be appointed to the AHP Board (the “Additional Independent Director” and together with the Independent Designees, the “Appointed Directors”) who shall be independent of each of AHP and Sessa and their respective Affiliates and shall meet all director independence and other standards of the New York Stock Exchange (the “NYSE”) and the Securities and Exchange Commission (the “SEC”). AHP has engaged Aethos Consulting, which firm is reasonably acceptable to Sessa, to identify a candidate to serve as the Additional Independent Director. In addition to considering the candidates suggested by such director search firm, the Nominating/Corporate Governance Committee of the AHP Board (the “Nominating/Corporate Governance Committee”) will also consider in good faith any candidate suggested by Sessa.  Additionally, Sessa shall be given a reasonable opportunity to (x) interview each potential candidate proposed by the director search firm and approved by AHP and (y) provide the

Nominating/Corporate Governance Committee with any input on such potential candidate.  Any director candidate presented to the AHP Board by the Nominating/Corporate Governance Committee will be appointed as the Additional Independent Director only if approved by a majority of the entire AHP Board and Sessa (which approval shall not be unreasonably withheld); provided that Sessa, the Nominating/Corporate Governance Committee and the AHP Board shall continue to follow the procedures of this Section 1(a)(ii) until the Additional Independent Director is elected to the AHP Board.  Once the Additional Independent Director has been approved by the AHP Board and Sessa in accordance with this Section 1(a)(ii), the AHP Board shall take all necessary action (including by increasing the size of the AHP Board) to appoint the Additional Independent Director to the AHP Board.  If the Additional Independent Director is appointed to the AHP Board pursuant to this Section 1(a)(ii) prior to the mailing of AHP’s definitive proxy statement for the 2017 Annual Meeting, such Additional Independent Director shall stand for election at the 2017 Annual Meeting together with AHP’s other nominees and the Independent Designees.

(b) Following the execution of this Agreement until the 2017 Annual Meeting, the Company agrees not to increase the size of the AHP Board to more than ten (10) directors who may be elected by the holders of the Common Stock; provided, however, if the Additional Independent Director is appointed to the AHP Board prior to the 2017 Annual Meeting, the AHP Board shall be expanded to eleven (11) directors who may be elected by the holders of the Common Stock to accommodate the Additional Independent Director.  The Company agrees that following the 2017 Annual Meeting until the expiration of the Restricted Period (as defined below) and so long as Sessa satisfies the Restricted Period Minimum Ownership Threshold (as defined below), the number of directors who may be elected by the holders of the Common Stock to the AHP Board shall not exceed nine (9) directors, unless otherwise consented to in writing by either Sessa or the Independent Designees then serving on the AHP Board.

(c) In the event that Sessa is the Beneficial Owner of at least the lesser of 6.0% of AHP’s then outstanding shares of Common Stock and 1,561,294 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) as of the record date established for determining the stockholders entitled to vote at the 2017 Annual Meeting (the “2017 Meeting Minimum Ownership Threshold”), the Company agrees to take all necessary actions to nominate at the 2017 Annual Meeting the following persons to serve as directors of the AHP Board with a term expiring at the 2018 annual meeting of stockholders of the Company (the “2018 Annual Meeting”):  (i) the Independent Designees; (ii) the following six (6) incumbent directors or their successors:  Montgomery J. Bennett; Stefani D. Carter; Kenneth H. Fearn; Douglas A. Kessler; Curtis B. McWilliams; and Matthew D. Rinaldi; and (iii) if appointed to the AHP Board prior to the mailing of the Company’s definitive proxy statement for the 2017 Annual Meeting in accordance with Section 1(a)(ii), the Additional Independent Director.  AHP agrees to (x) recommend, support and solicit proxies for the election of the Independent Designees, and, if applicable, the Additional Independent Director, at the 2017 Annual Meeting in the same manner as for AHP’s other directors and (y) take any action reasonably necessary to recommend, support and solicit proxies in favor of the Independent Designees, and, if applicable, the Additional Independent Director, in any action during the Restricted Period seeking to remove or replace members of the AHP Board.  AHP and Ashford Inc. agree that no incumbent director that ceases to serve on the AHP Board as required by this Agreement shall be appointed or nominated as a director of the Company during the Restricted Period.

(d) As long as Sessa satisfies the Restricted Period Minimum Ownership Threshold (as defined below) as of (i) the deadline for the submission of stockholder nominations for the 2018 Annual Meeting pursuant to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) and (ii) the record date established for determining the stockholders entitled to vote at the 2018 Annual Meeting, the Company agrees to take all necessary actions to nominate at the 2018 Annual Meeting the following persons to serve as directors of the AHP Board with a term expiring at the 2019 annual meeting of stockholders of AHP (the “2019 Annual Meeting”):  (x) the Independent Designees (or any Independent Replacement Director (as defined below)); (y) the Additional Independent Director; and (z) the Company’s six (6) other incumbent directors or their successors.  AHP agrees to recommend, support and solicit proxies for the election of the Appointed Directors at the 2018 Annual Meeting in the same manner as for AHP’s other directors.

(e) AHP shall use its reasonable best efforts to hold the 2017 Annual Meeting no later than June 30, 2017.

(f) As of the date of this Agreement, Sessa represents and warrants to AHP that, to the best of Sessa’s knowledge, each of the Independent Designees: (i) is “independent” in accordance with the listing standards for the NYSE and any other applicable director independence standards; (ii) is otherwise qualified to serve as a director of AHP in accordance with the Corporate Governance Guidelines and Code of Business Conduct and Ethics of AHP, including all applicable conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of AHP (collectively, the “Governance Guidelines”); and (iii) is not a party to (A) any agreement, arrangement or understanding with any Person (I) concerning how either of the Independent Designees, if elected as a director of AHP, will act or vote on any issue or question or (II) that could limit or interfere with either Independent Designee’s ability to comply, if elected as a director of AHP, with his fiduciary duties under applicable law or (B) any agreement, arrangement or understanding with any person other than AHP with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of AHP.  Sessa acknowledges and agrees that each Appointed Director will be required to: (x) comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to members of the AHP Board, including the Governance Guidelines; (y) execute a confidentiality agreement with AHP that is similar in all material respects to the confidentiality agreement executed by AHP’s other directors; and (z) provide AHP with all information it is entitled to receive from all other directors, consistent with past practices used to elicit information from returning nominees as updated for changes in securities laws, regarding each of them that is required to be included in a proxy statement filed pursuant to the federal securities laws and regulations promulgated thereunder by the SEC. Sessa acknowledges that each Independent Designee’s obligations pursuant to this Section 1(f) are in addition to the fiduciary and common law duties of any director of a Maryland corporation.  Sessa represents that it is not a party to, and agrees not to, directly or indirectly, enter into, any economic, pecuniary or other arrangements with any of the Independent Designees with respect to the Ashford Entities.

(g) If any Independent Designee (or any Independent Replacement Director) is unable or unwilling to serve as a director, or is removed as a director (other than in connection with a Board Resignation Event) either (i) prior to the 2017 Annual Meeting and at such time Sessa satisfies the 2017 Meeting Minimum Ownership Threshold, or (ii) following the 2017 Annual Meeting through the expiration of the Restricted Period, and at such time Sessa is the Beneficial Owner of at least the lesser of 3.0% of AHP’s then outstanding shares of Common Stock and 780,647 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) ((i) and (ii), as applicable, the “Restricted Period Minimum Ownership Threshold”), then Sessa shall have the ability, in each such case, to recommend a substitute person(s) in accordance with this Section 1(g) (any such replacement nominee shall be referred to as an “Independent Replacement Director”).  In furtherance of the identification and selection of any Independent Replacement Director, Sessa shall submit three (3) director candidates for consideration by the Nominating/Corporate Governance Committee, each of whom shall (A) qualify as “independent” pursuant to NYSE listing standards and (B) be independent of Sessa and not a party to any economic, pecuniary or other agreements, arrangements or understandings with Sessa.  The Nominating/Corporate Governance Committee shall make its determination and recommendation to the AHP Board of an Independent Replacement Director within five (5) business days after each such candidate has submitted to the Company the documentation required by Section 1(f), including AHP’s director and officer questionnaire (in the same form as provided to all other directors and officers) and other director documentation required by AHP in connection with the election of directors, and met with, either in person or telephonically, the Nominating/Corporate Governance Committee.  In the event the Nominating/Corporate Governance Committee does not accept any of the persons recommended by Sessa as the Independent Replacement Director (such acceptance not to be unreasonably withheld), Sessa shall have the right to recommend additional substitute person(s) whose appointment shall be subject to the Nominating/Corporate Governance Committee recommending such person in accordance with the procedures described above. Upon the recommendation of an Independent Replacement Director by the Nominating/Corporate Governance Committee, the AHP Board shall vote upon the appointment of such Independent Replacement Director to the AHP Board no later than five (5) business days after the Nominating/Corporate Governance Committee recommendation of such Independent Replacement Director; provided, however, that if the AHP Board does not appoint such Independent Replacement Director to the AHP Board pursuant to this Section 1(g), the Parties shall continue to follow the procedures of this Section 1(g) until an Independent Replacement Director is appointed to the AHP Board. Upon an Independent Replacement Director’s appointment to the AHP Board, the AHP Board and all applicable committees of the AHP Board shall consider whether such Independent Replacement Director has the necessary qualifications to be appointed to any applicable committee of the AHP Board of which the replaced director was a member immediately prior to such director’s resignation or removal, and shall appoint such Independent Replacement Director to either such committees or, if the qualifications for such committees are not met by such Independent Replacement Director, shall consider in good faith such Independent Replacement Director for alternative committees of the AHP Board. Any Independent Replacement Director designated pursuant to this Section 1(g) replacing any

Independent Designee shall be treated as an Independent Designee for all purposes of this Agreement.

(h) Contested Election Resignations.  Sessa shall cause each of the Independent Designees to promptly resign from the AHP Board and any committee thereof on which he then serves and agree not to stand for reelection, if, at any time during the Restricted Period, any Person shall nominate one or more Third Party Candidates (as defined below) in any Contested Solicitation (as defined below) during the Restricted Period and the preliminary results provided by the inspector of elections at any such meeting of stockholders of AHP prior to the closing of the polls shall indicate with reasonable certainty that any of the incumbent directors (other than the Independent Designees) will not be elected at such meeting but for the resignation of one or more of the Independent Designees (a “Board Resignation Event”); provided, that, if such preliminary results indicate that only one incumbent director will not be elected at such meeting then one of the Independent Designees (the identity of which shall be determined by a majority of the AHP Board (excluding the Independent Designees)) shall resign and agree not to stand for reelection to ensure the election of such incumbent director.  In furtherance of this Section 1(h), Sessa shall cause to be delivered to AHP irrevocable resignations in the form attached hereto as Exhibit B executed by each Independent Designee prior to the appointment of the Independent Designees to the AHP Board.

(i) The Company agrees that the Appointed Directors shall receive (i) the same benefits of director and officer insurance, and any indemnity and exculpation arrangements available generally to the directors on the AHP Board, (ii) the same compensation for their service as directors as the compensation received by other non-management directors on the AHP Board, and (iii) such other benefits on the same basis as all other non-management directors on the AHP Board, including, without limitation, having the Company (or legal counsel) prepare and file with the SEC, at the Company’s expense, any Forms 3, 4 and 5 under Section 16 of the Exchange Act that are required to be filed by each director of the Company.  The Company agrees that the Appointed Directors shall enjoy the same access to Company information and materials as all the other directors.

(j) As promptly as practicable following the execution of this Agreement, the AHP Board and all applicable committees of the AHP Board shall take all necessary actions to appoint one of the Independent Designees as a member of the Nominating/Corporate Governance Committee.

(k) Following the execution of this Agreement, the AHP Board, collectively and in good faith, shall promptly determine AHP Board committee memberships taking into account each director’s relevant experience and the needs of the Company.  Subject to the Company’s Governance Guidelines and NYSE rules and applicable laws, the AHP Board and all applicable committees of the AHP Board shall take all actions necessary to ensure that, during the Restricted Period, any new committee of the AHP Board that are established shall include at least one of the Independent Designees.

2. Standstill.

(a) Sessa agrees that, from the date of this Agreement until the earlier of (x) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2019 Annual Meeting pursuant to the Bylaws or (y) the date that is one hundred fifty (150) days prior to the first anniversary of the 2018 Annual Meeting (the “Restricted Period”), neither it nor any of its “Affiliates” or “Associates ” (as such terms are defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) under its control will, and it will cause each of its Affiliates and Associates under its control not to, directly or indirectly, in any manner, alone or in concert with others, with respect to each of the Ashford Entities:

(i) engage in, or encourage, assist, support, advise or facilitate, directly or indirectly, any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders), in each case, with respect to securities of the Ashford Entities;

(ii) encourage, influence, advise, form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the shares of Common Stock or other securities of the Ashford Entities (other than a “group” that includes all or some of the Sessa entities or persons identified on the signature pages hereto, but does not include any Sessa entities or persons not identified on the signature pages hereto as of the date hereof); provided, however, that nothing herein shall limit the ability of an Affiliate of Sessa to join the “group” following the execution of this Agreement, so long as any such Affiliate agrees to be bound by the terms and conditions of this Agreement;

(iii) deposit any shares of Common Stock or other securities of the Ashford Entities in any voting trust or subject any shares of Common Stock or other securities of the Ashford Entities to any arrangement or agreement with respect to the voting of any shares of Common Stock or other securities of the Ashford Entities, other than any such voting trust, arrangement or agreement solely among the members of Sessa and otherwise in accordance with this Agreement;

(iv) seek, or encourage any Person, to submit nominations in furtherance of a Contested Solicitation (as defined below) for the election or removal of directors with respect to the Ashford Entities or seek, encourage or take any other action with respect to the election or removal of any directors; provided, however, that nothing in this Agreement shall prevent Sessa or its Affiliates or Associates from taking actions in furtherance of identifying director candidates in connection with the 2019 Annual Meeting so long as such actions do not create a public disclosure obligation for Sessa or the Company and are undertaken on a strictly confidential and non-public basis;

(v) (A) make any proposal for consideration by stockholders at any annual or special meeting of stockholders of any of the Ashford Entities or in connection with a consent solicitation, (B) make any offer or proposal (with or without conditions) with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition or other business combination involving Sessa and any of the Ashford Entities, (C) solicit a third party to make an offer or proposal (with or without conditions) with respect to any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition or other business combination involving any of the Ashford Entities, or publicly encourage, initiate or support any third party in making such an offer or proposal, (D) publicly comment on any third party proposal regarding any tender or exchange offer, merger, acquisition, recapitalization, restructuring, disposition, or other business combination with respect to any of the Ashford Entities or (E) call or seek to call a special meeting of stockholders, including by written consent;

(vi) other than in sale transactions on the NYSE or through a broker or dealer where the identity of the purchaser is not known, sell or agree to sell, directly or indirectly, through swap or hedging transactions or otherwise, any securities of the Ashford Entities or any derivatives relating to securities of the Ashford Entities to any third party that (i) has filed a Schedule 13D with respect to any of the Ashford Entities, (ii) has run (or publicly announced an intention to run) a proxy contest with respect to another company in the three (3) years prior to such time or (iii) will as a result of the transaction have Beneficial Ownership of more than 5% of any outstanding series or class of stock of any securities of the Ashford Entities;

(vii) (A) seek representation on, or nominate any candidate to, the board of directors of any Ashford Entity, except as specifically permitted by Section 1, (B) seek the removal of any member of the board of directors of any Ashford Entity, (C) make a request for any stockholder list or other books and records of any Ashford Entity, whether pursuant to Rule 14d-5 or Rule 14a-7 of the Exchange Act, Section 2-512 or Section 2-513 of the Maryland General Corporation Law, or otherwise, or make any application to a court or other Person for inspection, investigation or examination of AHP or its subsidiaries or Affiliates or (D) make any demands, objections, proposals or recommendations to any Ashford Entity or any member of the board of directors or management of any Ashford Entity in its capacity as a stockholder, on behalf of any Ashford Entity in a stockholder derivative capacity, or otherwise;

(viii) acquire, offer, seek or propose to acquire, agree to acquire, or announce any intention to acquire, directly or indirectly, whether by purchase, tender or exchange offer or otherwise, through the acquisition of control of another Person or by joining a “partnership, limited partnership, syndicate or other group” (within the meaning of Section 13(d)(3) of the Exchange Act and the rules of the SEC promulgated thereunder), Beneficial Ownership of any outstanding series or class of any securities of the Ashford Entities;

(ix) seek, alone or in concert with others, representation on the AHP Board or the boards of directors of the other Ashford Entities, except as specifically permitted in Section 1;

(x) seek to advise, encourage, support or influence any Person with respect to the voting or disposition of any securities of the Ashford Entities at any annual or special meeting of stockholders or in connection with any consent solicitation; or

(xi) take any action which would cause or require any Ashford Entity to make public disclosure regarding any of the foregoing or make any request or submit any proposal to amend the terms of this Agreement other than through non-public communications with the Company that would not be reasonably determined to trigger public disclosure obligations for any Party.

As used in this Agreement: (i) the term “Beneficial Owner” shall have the same meaning as set forth in Rule 13d-3 promulgated by the SEC under the Exchange Act, except that a Person will also be deemed to beneficially own (A) all securities of the Ashford Entities which such Person has the right to acquire pursuant to the exercise of any rights in connection with any securities or any agreement, regardless of when such rights may be exercised and whether they are conditional, and (B) all securities of the Ashford Entities in which such Person has any economic interest, including, without limitation, pursuant to a cash settled call option or other derivative security, contract or instrument in any way related to the price of any securities of the Ashford Entities (and the term “Beneficially Own” shall have a correlative meaning); (ii) the term “Contested Solicitation” shall mean any solicitation for the election of directors subject to Rule 14a-12(c) promulgated by the SEC under the Exchange Act; (iii) the terms “Person” or “Persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, labor union or chapter or other division thereof, organization or other entity of any kind or nature; (iv) the term “Extraordinary Transaction” shall mean any equity tender offer, equity exchange offer, or a merger or business combination which would result in a change of control of the Company, recapitalization, liquidation, dissolution or extraordinary transaction involving the Company or a majority of its securities or a majority of its assets; and (v) the term “Third Party Candidate” shall mean, at any given time, any Person whose election to the AHP Board is not approved or recommended to stockholders of AHP by a vote of at least a majority of the AHP Board at such time.

3. Mutual Non-Disparagement.  Each of the Parties covenants and agrees that, during the Restricted Period, neither it nor any of its respective subsidiaries, Affiliates, successors, assigns, officers, directors, employees, agents, attorneys or representatives shall disparage the other Party or such other Party’s subsidiaries, affiliates, successors, assigns, officers, directors, employees, agents, attorneys or representatives.

4. Voting Agreement.  During the Restricted Period, with respect to all securities of the Ashford Entities Beneficially Owned, directly or indirectly, by Sessa or its Affiliates, and over which Sessa has the right to vote as of the record date for any meeting of any Ashford Entity’s stockholders or action by written consent, Sessa shall cause all such securities to be present for quorum purposes and shall vote all such securities (A) in favor of each director nominated and recommended by the board of directors of such Ashford Entity for election at any such meeting or action by consent, (B) against any stockholder nominations for director or purported stockholder nominations for director which are not approved and recommended by the board of directors of such Ashford Entity for election at any such meeting or action by consent, and (C) in accordance with the recommendation of each Ashford Entity’s board of directors with respect to such Ashford Entity’s “say-on-pay” proposal and any other proposal or stockholder proposal presented at any such meeting of stockholders or action by consent; provided, however, that Sessa shall be permitted to vote in any manner that it sees fit with respect to any of the following matters that may be presented for approval by stockholders during the Restricted Period at any meeting of stockholders of any Ashford Entity or action by written consent: (i) any Extraordinary Transaction; (ii) any amendment to the Company’s Articles of Amendment and Restatement, as amended (“Charter Amendment”); and (iii) (x) the Amended Advisory Agreement and (y) if the Amended Advisory Agreement is approved by AHP stockholders, any amendments to the Amended Advisory Agreement, or if the Amended Advisory Agreement is not approved by AHP stockholders, any amendments to the Current Advisory Agreement (any such amendment, an “Advisory Agreement Amendment”).  Notwithstanding anything to the contrary contained herein, in the event that Sessa shall determine to vote against the Amended Advisory Agreement at a special meeting called to approve such agreement, Sessa shall be permitted to make a statement of not more than 200 words in a press release (the “Advisory Agreement Release”) stating only that Sessa does not intend to vote in favor of the Amended Advisory Agreement and setting forth the reasons therefor relating solely to the terms of the Amended Advisory Agreement.  Such Advisory Agreement Release may not in any way criticize the process pursuant to which the Amended Advisory Agreement was negotiated and prepared and may not disparage or constitute an ad hominem attack against any of the officers, directors, employees, advisors, agents or representatives of any of the Ashford Entities or their respective Affiliates.  Sessa agrees to provide AHP with two (2) days’ notice prior to the release of such Advisory Agreement Release, which notice shall include a copy of the proposed Advisory Agreement Release.  Sessa further agrees to consider in good faith any comments AHP may have to such Advisory Agreement Release.  Sessa shall be permitted to issue such Advisory Agreement Release one time via business wire and may not post the Advisory Agreement Release to any website or other medium maintained or funded, directly or indirectly, by Sessa; provided, however, that nothing herein shall prohibit Sessa from, if required by applicable law, filing the Advisory Agreement Release with the SEC on a Form PX14A6G.

5. Voluntary Dismissal.  No later than three (3) business days after the execution and delivery of this Agreement by each of the Parties hereto, each of AHP and Ashford Inc. shall file executed Stipulations of Voluntary Dismissal with Prejudice with the United States District Court for the Northern District of Texas, and AHP and Sessa shall cause Monty J. Bennett, John Petry and Andrew Moin to file a Joint Motion to Dismiss with Prejudice with the 173rd District Court in Henderson County, Texas (together, the “Dismissal Filings”), the forms of which are attached hereto as Exhibit C.  The Parties hereto agree to make, and to cause their Affiliates to make, any and all other filings required in connection with this Agreement, the terms hereof and the settlement and dismissal of the Litigation as contemplated by this Agreement promptly following the execution and delivery of this Agreement.

6. Release and Covenant Not to Sue by Sessa.  EFFECTIVE UPON THE EXECUTION AND DELIVERY OF THIS AGREEMENT, SESSA DOES FOR ITSELF AND ITS DIRECTORS, AFFILIATES, PARTNERS, HEIRS, BENEFICIARIES, SUCCESSORS AND ASSIGNS, IF ANY, AND EACH OF LAWRENCE A. CUNNINGHAM, PHILIP B. LIVINGSTON, DANIEL B. SILVERS AND CHRIS D. WHEELER (COLLECTIVELY, THE “SESSA PARTIES”), RELEASE WITH PREJUDICE AND ABSOLUTELY FOREVER DISCHARGE THE ASHFORD ENTITIES, ASHFORD HOSPITALITY ADVISORS LLC AND EACH OF THEIR RESPECTIVE AFFILIATES, AND THE OFFICERS, DIRECTORS, STOCKHOLDERS, PARTNERS, EMPLOYEES, ADVISORS, AGENTS AND REPRESENTATIVES OF THE ASHFORD ENTITIES, ASHFORD HOSPITALITY ADVISORS LLC AND EACH OF THEIR RESPECTIVE AFFILIATES (EACH, AN “ASHFORD RELEASED PARTY”) FROM AND AGAINST ALL ASHFORD RELEASED MATTERS. “ASHFORD RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, AT LAW OR EQUITY, WHETHER UNDER STATUTE OR COMMON LAW, THAT THE SESSA PARTIES NOW HAVE, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTIONS OR INACTIONS BY ANY OF THE ASHFORD RELEASED PARTIES ON OR BEFORE THE DATE HEREOF; PROVIDED THAT ASHFORD RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHT OF SESSA CONTAINED IN THIS AGREEMENT. IT IS THE INTENTION OF THE SESSA PARTIES IN EXECUTING THIS RELEASE THAT THE RELEASE CONTAINED IN THIS SECTION 6 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL ASHFORD RELEASED MATTERS AND THE FINAL RESOLUTION BY THE SESSA PARTIES AND THE ASHFORD RELEASED PARTIES OF ALL ASHFORD RELEASED MATTERS. SESSA HEREBY REPRESENTS TO THE ASHFORD ENTITIES THAT NONE OF THE SESSA PARTIES HAS VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY ASHFORD RELEASED MATTERS AND THAT NO PERSON OTHER THAN THE SESSA PARTIES HAS ANY INTEREST IN ANY ASHFORD RELEASED MATTER BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY THE SESSA PARTIES. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 6 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 6 WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

7. Release and Covenant Not to Sue by the Ashford Entities.  EFFECTIVE UPON THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE ASHFORD ENTITIES DOES FOR ITSELF AND ITS DIRECTORS, AFFILIATES, PARTNERS, HEIRS, BENEFICIARIES, SUCCESSORS AND ASSIGNS, IF ANY (COLLECTIVELY, THE “ASHFORD PARTIES”), RELEASE WITH PREJUDICE AND ABSOLUTELY FOREVER DISCHARGE THE SESSA PARTIES AND THEIR RESPECTIVE AFFILIATES, AND THE OFFICERS, DIRECTORS, STOCKHOLDERS, EMPLOYEES, ADVISORS, AGENTS AND REPRESENTATIVES OF THE SESSA PARTIES AND THEIR RESPECTIVE AFFILIATES (EACH, A “SESSA RELEASED PARTY”) FROM AND

AGAINST ALL SESSA RELEASED MATTERS. “SESSA RELEASED MATTERS” MEANS ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, LIABILITIES, OBLIGATIONS, COSTS, EXPENSES (INCLUDING ATTORNEYS’ AND ACCOUNTANTS’ FEES AND EXPENSES), ACTIONS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, AT LAW OR EQUITY, WHETHER UNDER STATUTE OR COMMON LAW, THAT THE ASHFORD PARTIES NOW HAVE, OR AT ANY TIME PREVIOUSLY HAD, OR SHALL OR MAY HAVE IN THE FUTURE, ARISING BY VIRTUE OF OR IN ANY MATTER RELATED TO ANY ACTIONS OR INACTIONS WITH RESPECT TO ANY OF THE SESSA PARTIES OR THEIR RESPECTIVE AFFAIRS ON OR BEFORE THE DATE HEREOF; PROVIDED THAT SESSA RELEASED MATTERS SHALL NOT INCLUDE ANY RIGHT OF THE ASHFORD PARTIES CONTAINED IN THIS AGREEMENT. IT IS THE INTENTION OF THE ASHFORD PARTIES IN EXECUTING THIS RELEASE THAT THE RELEASE CONTAINED IN THIS SECTION 7 SHALL BE EFFECTIVE AS A FULL AND FINAL ACCORD AND SATISFACTION AND GENERAL RELEASE OF AND FROM ALL SESSA RELEASED MATTERS AND THE FINAL RESOLUTION BY THE ASHFORD PARTIES AND THE SESSA RELEASED PARTIES OF ALL SESSA RELEASED MATTERS. THE ASHFORD ENTITIES HEREBY REPRESENT TO THE SESSA PARTIES THAT NONE OF THE ASHFORD PARTIES HAS VOLUNTARILY OR INVOLUNTARILY ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER TO ANY PERSON ANY SESSA RELEASED MATTERS AND THAT NO PERSON OTHER THAN THE ASHFORD PARTIES HAS ANY INTEREST IN ANY SESSA RELEASED MATTER BY LAW OR CONTRACT BY VIRTUE OF ANY ACTION OR INACTION BY THE ASHFORD PARTIES. THE INVALIDITY OR UNENFORCEABILITY OF ANY PART OF THIS SECTION 7 SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS SECTION 7 WHICH SHALL REMAIN IN FULL FORCE AND EFFECT.

8. Representations of the Ashford Entities.  The Ashford Entities represent and warrant as follows: (a) the Ashford Entities have the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by the Ashford Entities, constitutes a valid and binding obligation and agreement of the Ashford Entities and is enforceable against the Ashford Entities in accordance with its terms; and (c) the execution, delivery and performance of this Agreement by the Ashford Entities does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Ashford Entities or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both could constitute such breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which any of the Ashford Entities is a party or by which it is bound.

9. Representations of Sessa.  Sessa represents and warrants as follows: (a) it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by Sessa, constitutes a valid and binding obligation and agreement of Sessa and is enforceable against Sessa in accordance with its terms; (c) the execution, delivery and performance of this Agreement by Sessa does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to Sessa or (ii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both could constitute such breach, violation or default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which Sessa is a party or by which it is bound; and (d) Schedule I hereto sets forth the securities of the Ashford Entities Beneficially Owned by Sessa and its Affiliates, collectively, as of the date of this Agreement.  Sessa agrees to be responsible for any action or omission by any of the following that would constitute a breach of this Agreement or any of the agreements in the schedules and exhibits hereto, including the Dismissal Filings and the Confidentiality Agreement, if directly or indirectly taken or omitted by Sessa: John Petry, any employees or Affiliates of Sessa, and any other director, member, officer, principal or partner of Sessa and any of their respective Representatives and Affiliates; it being further understood for clarification that Sessa shall be deemed to have violated this Agreement and the agreements in the schedules and exhibits hereto, including the Dismissal Filings and the Confidentiality Agreement, if Sessa fails to prevent any of the foregoing persons from taking or omitting to take actions in a manner that would violate those restrictions if directly or indirectly taken or omitted by Sessa.

10. Miscellaneous. Sessa and each Ashford Entity agrees that irreparable harm would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such harm would not be adequately compensable in monetary damages, and Sessa and each Ashford Entity hereby admits that the existence of such a violation alone shall constitute irreparable harm. Accordingly, each Ashford Entity and Sessa shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedies at law or in equity. The Parties hereto agree that the mere allegation of a breach by a Party shall not constitute in and of itself evidence of such a breach. Sessa and each Ashford Entity agree to waive any bonding or security requirement under any applicable law in connection with obtaining an injunction and each of the Parties (a) consents to submit to the personal jurisdiction of the United States District Court for the Northern District of Dallas, or, if that Court does not have jurisdiction, any state court sitting in Dallas County in the State of Texas, in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to challenge, deny or defeat such personal jurisdiction or venue in such court (including in reliance on the doctrine of forum non conveniens) by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the United States District Court for the Northern District of Dallas, or, if that Court does not have jurisdiction, any state court sitting in Dallas County in the State of Texas, and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 14 hereof. Any litigation arising from or relating to this Agreement shall be brought exclusively in the United States District Court for the Northern District of Dallas, or, if that Court does not have jurisdiction, any state court sitting in Dallas County in the State of Texas.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS

OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.  THE PARTIES HERETO AGREE THAT THEY HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11. Expenses. Notwithstanding any references to costs, expenses and attorneys’ fees set forth in the Dismissal Filings, no later than ten (10) business days following the execution of this Agreement, the Company shall reimburse Sessa for its reasonable, documented out-of-pocket fees and expenses (including attorney’s fees and other legal expenses) incurred in connection with seeking representation on the AHP Board and the negotiation and execution of this Agreement.

12. Press Release.  Promptly following the execution of this Agreement, the Company and Sessa shall jointly issue a mutually agreeable press release (the “Press Release”) announcing certain terms of this Agreement in the form attached hereto as Exhibit D.  Prior to the issuance of the Press Release and subject to the terms of this Agreement, neither the Company (including the AHP Board and any committee thereof) nor Sessa shall issue any press release or make public announcement regarding this Agreement or the matters contemplated hereby without the prior written consent of the other Party, except as is necessary to comply with legal requirements.

13. Entire Agreement; Amendment.  This Agreement, together with the schedules and exhibits hereto, contains the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.  This Agreement may be amended only by an agreement in writing executed by the Parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the Party against whom such waiver or consent is to be effective.  No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14. Notices.  All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if delivered in person or sent by overnight courier, when actually received during normal business hours at the address specified in this Section 14:

If to Sessa:

Sessa Capital (Master), L.P.
1350 Avenue of the Americas, Suite 3110

New York, New York  10019
Facsimile No.:  (646) 561-3289
 Attention:  John Petry

With a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
1325 Avenue of the Americas
New York, New York  10019
Facsimile No.:  (212) 451-2222
 Attention:  Andrew Freedman

If to the Ashford Entities:

Ashford Hospitality Prime, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas  75254
Facsimile No.:  (972) 490-9605
 Attention:  David A. Brooks

With a copy to (which shall not constitute notice):

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York  10281
Facsimile No.:  (212) 504-6666
 Attention:  Richard M. Brand

15. Severability.  If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

16. Counterparts.  This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by facsimile or electronic mail transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the Parties, notwithstanding that not all Parties are signatories to the same counterpart.

17. No Third Party Beneficiaries; Assignment.  Except for the Ashford Released Parties and the Sessa Released Parties (who are expressly third party beneficiaries of Sections 6 and 7 of this Agreement), this Agreement is solely for the benefit of the Parties hereto and is not binding upon or enforceable by any other Persons. Sessa may not assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the Ashford Entities, and any attempted assignment in contravention hereof shall be null and void. The Ashford Entities may not assign their rights or delegate their obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of Sessa, and any attempted assignment in contravention hereof shall be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement to each other as of the date first above written in the Preamble hereof.

ASHFORD HOSPITALITY PRIME, INC.
except with respect to Section 4 hereof
(solely to the extent related to the voting
of securities of Ashford Inc.)

By:	/s/ Richard J. Stockton
Name: Richard J. Stockton
Title: Chief Executive Officer

ASHFORD, INC.
except with respect to Section 1 hereof

By:	/s/ David A. Brooks
Name: David A. Brooks
Title: Chief Operating Officer

ASHFORD HOSPITALITY TRUST, INC.
except with respect to Sections 1 and 4
hereof (solely to the extent related to the
voting of securities of Ashford Inc.)

By:	/s/ Douglas A. Kessler
Name: Douglas A. Kessler
Title: President

[Signature Page to Settlement Agreement]

SESSA CAPITAL (MASTER), L.P.

by: Sessa Capital GP, LLC

By:	/s/ John Petry
Name: John Petry
Title: Manager

SESSA CAPITAL GP, LLC

By:	/s/ John Petry
Name: John Petry
Title: Manager

SESSA CAPITAL IM, L.P.

by: Sessa Capital GP, LLC

By:	/s/ John Petry
Name: John Petry
Title: Manager

SESSA CAPITAL IM GP, LLC

By:	/s/ John Petry
Name: John Petry
Title: Manager

/s/ John Petry
JOHN PETRY

[Signature Page to Settlement Agreement]